SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):July 30, 2003

           Atlantic Coast Airlines Holdings, Inc.
     (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                         No.)
            Incorporation)


        45200 Business Court, Dulles, VA          20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:(703) 650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last Report)



Item 12   Results of Operations and Financial Condition.


On  July  30,  2003, Atlantic Coast Airlines Holdings,  Inc.
(ACA) (NASDAQ/NM: ACAI) issued a news release concerning its second quarter 2003 earnings. (See Exhibit 99 attached).

Statements in this press release and by company executives regarding its implementation of new business strategies and its relationship with United Airlines, Inc., as well as regarding operations, earnings, revenues and costs, represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: United's option under bankruptcy rules to assume or reject the existing United Express Agreement, and the fact that the company cannot predict the timing or outcome of United's decision process; the timing and impact on the company's ability to operate an independent airline of any disengagement by the company as a United Express carrier under the United Express Agreement or pursuant to bankruptcy court proceedings; the company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United, and to collect post-petition amounts due from United for rate adjustments due to be paid later in 2003; the continued financial health of Delta Air Lines, Inc., and the ability and willingness of Delta to continue to deploy the company's aircraft and to utilize and pay for scheduled service at agreed upon rates; the ability to acquire and obtain financing for any additional aircraft intended to be operated under its new business plan and other possible consequences of credit evaluations of the company's new business plan; the ability to efficiently transition out of the United Express program; unanticipated events or circumstances that could impact the company's ability to implement its new business strategy; the revenue and cost assumptions utilized in developing the company's new business strategy; reactions from competitors, which may include pricing and service decisions in markets where the company may operate; general economic and industry conditions; additional acts of war; and risks and uncertainties arising from the events of September 11, the impact of the outbreak of Severe Acute Respiratory Syndrome on travel and from the slow economy, any of which may impact the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2003. These statements are made as of July 30, 2003 and ACA undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.



                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES
                              HOLDINGS, INC.




Date:  July 30, 2003          By: /S/ Richard J. Surratt
                              Richard J. Surratt Executive
                              VP- Finance, Treasurer and Chief
                              Financial Officer